Exhibit 5.1

January 2, 2018

CenterState Bank Corporation

1101 First Street South

Winter Haven, Florida 33880

Re:The Sunshine Bancorp, Inc. 2015 Equity Incentive Plan, as amended

Ladies and Gentlemen:

I am the Senior Vice President and General Counsel of CenterState Bank Corporation, a Florida corporation and registered financial holding company under the Bank Holding Company Act of 1956, as amended (the “Company”). I am familiar with the registration statement on Form S-8 under the Securities Act of 1933, as amended, with respect to 590,345 shares of the Company’s Common Stock, $0.01 par value (the “Shares”), to be offered pursuant to the above-referenced plans (the “Plans”). This opinion is provided pursuant to the requirements of Item 8(a) of Form S-8 and Item 601(b)(5) of Regulation S-K.

In rendering this opinion, I have examined the Articles of Incorporation and Bylaws of the Company, each as amended to date, and originals or copies, certified or otherwise identified to my satisfaction of the corporate records of the Company, including the minute books, certificates of public officers and of representatives of the Company, the Plans and such other instruments or documents as I have deemed relevant, as the basis for the opinion expressed in this letter. I have assumed that all signatures on all original documents examined by me are genuine, accurate and complete, all non-original documents are true and correct copies of the originals and all information reviewed was accurate and complete.

Based upon the foregoing and certain legal considerations, it is my opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plans, will be legally issued, fully paid and non-assessable.

This opinion is limited to the laws of the State of Florida and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

I hereby consent to being named as the attorney who passed upon the validity of the Shares and to the filing of a copy of this opinion as Exhibit 5 to the registration statement.

Very truly yours,

Beth S. DeSimone

By: /s/ Beth S. DeSimone
Beth S. DeSimone
Senior Vice President and General Counsel